EXHIBIT 5


                           WOLF, RIFKIN & SHAPIRO, LLP
                     11400 WEST OLYMPIC BOULEVARD, 9TH FLOOR
                          LOS ANGELES, CALIFORNIA 90064
                            TELEPHONE: 310.478.4100
                             FACSIMILE:  310.479.1422

                                December 26, 2002


NuWay Medical, Inc.
23461 South Pointe, Suite 200
Laguna Hills, California  92653

     Re: REGISTRATION STATEMENT ON FORM S-8 OF SHARES OF COMMON STOCK, PAR VALUE $0.00067 PER SHARE OF NUWAY MEDICAL, INC.
            ---------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which you are filing with the Securities and Exchange Commission with respect to an aggregate of 3,500,000 shares of Common Stock, par value $0.00067 per share (the "Shares"), which may be issued pursuant to your "2002 Consultant Equity Plan" (the "Plan").

     We have examined the Registration Statement and such documents and records of NuWay Medical, Inc. and other documents as we have deemed relevant and necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plan have been duly authorized and that, upon the due execution by NuWay Medical, Inc. and the registration by its registrar of such Shares, the issuance thereof by NuWay Medical, Inc. in accordance with the terms of the Plan and the receipt of consideration, if any, therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                              Very truly yours,

                              WOLF, RIFKIN & SHAPIRO, LLP

                              /s/ Wolf, Rifkin & Shapiro, LLP